Exhibit 10.3

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of December 16, 2008, is entered into between AIRCRAFT PARTS CORPORATION, a New York corporation (the “New Subsidiary”), and CREDIT SUISSE, as Agent, under that certain Credit Agreement, dated as of June 23, 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TransDigm Inc., a Delaware corporation (the “Borrower”), TransDigm Group Incorporated, a Delaware corporation, the Subsidiaries of the Borrower from time to time party thereto, the Lenders from time to time party thereto and the Agent, as amended by (i) that certain Amendment No. 1, Consent and Agreement dated as of January 25, 2007 and (ii) that certain Assumption Agreement dated as of February 7, 2007. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Agent, for the benefit of the Lenders, hereby agree as follows:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a Loan Guarantor for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement (to the extent made or deemed made on or after the effective date hereof), (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in the Guarantee and Collateral Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in the Guarantee and Collateral Agreement, hereby absolutely and unconditionally guarantees, jointly and severally with the other Loan Guarantors, to the Agent and the Lenders, the prompt payment of the Secured Obligations in full when due (whether at stated maturity, upon acceleration or otherwise) to the extent of and in accordance with the Guarantee and Collateral Agreement.

2. If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Agent in accordance with the Credit Agreement, except for items listed on Schedule I hereto which will be executed and delivered as soon as practical.

3. The New Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

4. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

5. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by their respective authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

AIRCRAFT PARTS CORPORATION

By	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Secretary

Acknowledged and accepted:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Agent

by	/s/ Robert Hetu
Name:	Robert Hetu
Title:	Managing Director

by	/s/ Christopher Reo Day
Name:	Christopher Reo Day
Title:	Associate

SCHEDULE I

ITEMS TO BE EXECUTED AND DELIVERED

1.	The stock certificates representing the Equity Interests described immediately below accompanied by stock powers duly executed in blank:

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests
Aircraft Parts Corporation	15	TransDigm Inc.	5,000 shares of common stock	100%

2.	Certain documents which pertain to the property listed on Schedule I to Supplement No. 6 to the Guarantee and Collateral Agreement may be delivered pending the outcome of the appraisal of such property.